Your PROXY VOTE is important.

Vote by Internet

Go to **www.proxyvote.com/MGEE** to get started. Type in your 16-digit control number that is listed on the voting form, and follow the simple instructions.

Vote by Phone

Please call the toll-free number (**1-800-690-6903**) to vote by phone. Have your control number that is listed on the voting form, and follow the simple instructions.


EV

Your
Vote
Counts

MGE ENERGY®

TBD-EPN

Your vote counts!

We recently sent you information about our Annual Meeting of Shareholders to be held May 21, 2024. Shareholders may attend the virtual Annual Meeting through a web conference at **virtualshareholdermeeting.com/MGEE2024.**

We have not received your proxy vote. Your vote and this communication may have crossed in the mail. You may vote online at **proxyvote.com/MGEE** or by phone. Please vote your shares promptly.

Watch our video.

Visit **proxyvote.com/MGEE**. Use your control number to vote and to log in to watch a brief video from Jeff Keebler, Chairman, President and CEO, MGE Energy and Madison Gas and Electric. Learn about our goal to reduce carbon emissions at least 80% by 2030 and our clean energy investments to help us achieve net-zero carbon by mid-century.